UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 2, 2008

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 2, 2008, the board of directors of National Western Life Insurance Company (the “Company”) appointed Michael P. Hydanus as Senior Vice President, Chief Information Officer. Mr. Hydanus possesses nearly thirty years of experience, primarily in the life insurance industry, specializing in information technology and corporate operations. Prior to joining the Company, Mr. Hydanus served since 2005 as Executive Vice President, Chief Operations Officer for Financial Industries Corporation in Austin, Texas. From 2001 to 2005, Mr. Hydanus served as a principal for Sage Consulting Group in Los Angeles, California providing organizational, operational and information technology consulting services.

In his role with the Company, Mr. Hydanus is eligible to receive an annual bonus up to 30% of his base salary under the Company’s Executive Officer Bonus Program. Mr. Hydanus is also eligible to participate in the Company’s 2008 Incentive Plan, an equity-based incentive plan. The Company’s Compensation and Stock Option Committee awarded Mr. Hydanus 1,000 options under the 2008 Incentive Plan effective September 2, 2008.

There were no arrangements or understandings between Mr. Hydanus and any other persons pursuant to which Mr. Hydanus was selected as an officer of the Company. Mr. Hydanus does not have a family relationship with any director or executive officer of the Company and there were no transactions since the beginning of the Company’s last fiscal year between the Company and Mr. Hydanus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: September 5, 2008	By:	/S/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer